AMENDMENT NO. 1 TO CREDIT AGREEMENT

AMENDMENT NO. 1, dated as of December 7, 2012 (this “Amendment”), to the Credit Agreement dated as of November 14, 2011 (the “Credit Agreement”), among Mylan Inc. (the “Borrower”), the financial institutions holding Loans or Commitments thereunder from time to time, Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders, and the other agents and parties named therein. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.
WHEREAS, the Borrower desires that certain amendments (the “Proposed Amendments”) be made to the Credit Agreement;
WHEREAS, Section 9.02 of the Credit Agreement permits the Proposed Amendments to become effective with the consent of the Borrower and the Required Lenders;
WHEREAS, the Required Lenders are willing to consent to the Proposed Amendments;
NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:
Section 1.    Amendment to Credit Agreement. Section 6.02(x) of the Credit Agreement is, as of the Amendment Effective Date (as defined below), hereby deleted and replaced in its entirety with the following:
“(x) Liens on the Collateral of the Loan Parties securing Indebtedness of the Loan Parties permitted by (A) Section 6.01(x) or (y) or (B) to the extent such Indebtedness was incurred during a Collateral Suspension Period, any other provision of Section 6.01 (it being understood that Indebtedness described in this subclause (B) need not be secured at the time such Indebtedness is incurred but may only be secured by Liens on the Collateral while the Obligations are secured by Liens on such Collateral) so long as, in each case, the holders of such Indebtedness, or a trustee or agent acting on their behalf, are parties to the Second Lien Intercreditor Agreement or, in the case of Indebtedness permitted by Section 6.01(y) or Indebtedness incurred during a Collateral Suspension Period, the First Lien Intercreditor Agreement;”

Section 2.    Representations and Warranties, No Default. The Borrower hereby represents and warrants that:
(a)    the representations and warranties of the Borrower set forth in the Credit Agreement and the other Loan Documents are true and correct in all material respects (except that any representation and warranty that is qualified by materiality is true and correct in all respects) on and as of the Amendment Effective Date, except where any representation and warranty is expressly made as of a specific earlier date, such representation and warranty was true in all material respects as of any such earlier date; and
(b)    at the time of and after giving effect to this Amendment, no Default has occurred and is continuing.

Section 3.    Conditions to Effectiveness. This Amendment will become effective (the “Amendment Effective Date”) when, and only when, each of the following conditions precedent shall have been satisfied or waived:
(a)    the Administrative Agent shall have received executed signature pages hereto from Lenders constituting the Required Lenders, the Borrower and the Administrative Agent; and
(b)    the Administrative Agent shall have received an officer’s certificate of the Borrower to the effect that the representations and warranties set forth in Section 2 are true and correct.
Section 4.    Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.
Section 5.    Expenses. The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, if any (including, without limitation, the reasonable fees and expenses of Cahill Gordon & Reindel LLP, counsel for the Administrative Agent) in accordance with the terms of Section 9.03 of the Credit Agreement.
Section 6.    Applicable Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY).
Section 7.    Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.
Section 8.    Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Credit Agreement or any other Loan Documents, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of either such agreement or any other Loan Documents, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed by their respective authorized officers as of the day and year first above written.
MYLAN INC.
By: /s/ Brian Byala
Name:        Brian Byala
Title:    Senior Vice President and Treasurer

BANK OF AMERICA, N.A., individually as a Lender and as Administrative Agent
By: /s/ Robert LaPorte
Name:        Robert LaPorte
Title:    Vice President